Exhibit 21.1


The following is a list of our significant subsidiaries:


                                                                Country of
Company                                                        Incorporation
-------                                                        --------------
Orthofix Inc.                                                 United States
Breg, Inc.                                                    United States
Orthofix Holdings, Inc.                                       United States
Orthofix US LLC                                               United States
Orthofix S.r.l                                                Italy
Novamedix Services Limited                                    U.K.
Orthosonics Limited                                           U.K.
Intavent Orthofix Limited                                     U.K.
Orthofix Limited                                              U.K.
Orthofix UK Limited                                           U.K.
Colgate Medical Limited                                       U.K.
Victory Medical Limited                                       U.K.
Swiftsure Medical Limited                                     U.K.
Novamedix Distribution Limited                                Cyprus
Inter Medical Supplies Limited                                Cyprus
Inter Medical Supplies Limited                                Seychelles
Orthofix AG                                                   Switzerland
Orthofix GmbH                                                 Germany
Orthofix International B.V.                                   Holland
Orthofix II B.V.                                              Holland
Orthofix do Brasil                                            Brazil
Orthofix S.A.                                                 France
Promeca S.A. de C.V.                                          Mexico
Implantes Y Sistemas Medicos, Inc.                            Puerto Rico